Registration Number: 333-61796
As filed with the Securities and Exchange Commission on November 14, 2007
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
EMS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Georgia	58-1035424

(State of Incorporation)	(IRS Employer ID Number)

660 Engineering Drive, Norcross, Georgia	30092

(Address of principal executive offices)	(Zip Code)
File No. 000-06072
Registrant’s Telephone Number, Including Area Code: (770) 263-9200
William S. Jacobs
Senior Legal Adviser
EMS Technologies, Inc.
660 Engineering Drive
Technology Park/Atlanta
Norcross, Georgia 30092
(770) 729-6514
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Of the 400,000 shares of Common Stock registered under this Registration Statement, 225,994 have been issued and sold. The offering has been terminated, and the remaining 174,006 shares are hereby deregistered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on November 2, 2007.

EMS TECHNOLOGIES, INC.

By:	/s/ PAUL B. DOMORSKI

Paul B. Domorski President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated..

Signature	Title	Date

/s/ John B. Mowell John B. Mowell	Chairman of the Board of Directors	November 2, 2007
/s/ PAUL B. DOMORSKI Paul B. Domorski	President, Chief Executive Officer and Director (Principal Executive Officer)	November 2, 2007
/s/ Don T. Scartz Don T. Scartz	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 2, 2007
/s/ Gary B. Shell Gary B. Shell	Vice President, Finance Chief Accounting Officer (Principal Accounting Officer)	November 2, 2007
/s/ Hermann Buerger Hermann Buerger	Director	November 2, 2007
/s/ FRANIS J. ERBRICK Francis J. Erbrick	Director	November 2, 2007
/s/ John R. Kreick John R. Kreick	Director	November 2, 2007
/s/ THOMAS W. O’CONNELL Thomas W. O’Connell	Director	November 2, 2007
/s/ BRADFORD W. PARKINSON Bradford W. Parkinson	Director	November 2, 2007
/s/ Norman E. Thagard Norman E. Thagard	Director	November 2, 2007
/s/ John L. Woodward, Jr. John L. Woodward, Jr.	Director	November 2, 2007